Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2010, relating to the financial statements of the IPG Photonics Corporation and the effectiveness of IPG Photonics Corporation’s internal control over financial reporting appearing in the Annual Report on Form 10-K of IPG Photonics Corporation for the year ended December 31, 2009.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
June 8, 2010